Exhibit 99.1

SPACEHAB, Inc. 12130 Highway 3, Bldg. 1 Webster, Texas 77598-1504 1.713.558.5000 fax: 1.713.558.5960 www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB REPORTS FINANCIAL RESULTS FOR FISCAL YEAR 2006

Houston, Texas, September 5, 2006 – SPACEHAB, Incorporated (NASDAQ: SPAB), a leading provider of commercial space services, today announced financial results for its fourth quarter and fiscal year 2006 ended June 30, 2006.

Fourth Quarter Results

SPACEHAB posted a fourth quarter fiscal 2006 net income of $48,000, or $0.00 per share, on revenue of $14.6 million compared with a fourth quarter fiscal 2005 net income of $0.1 million, or $0.01 per share, on revenue of $19.0 million.

“We were pleased to see the flawless liftoff of Space Shuttle Discovery just days following the end of fiscal 2006 with the Company’s Integrated Cargo Carrier nestled within the cargo bay,” stated Michael E. Kearney, SPACEHAB President and Chief Executive Officer. “During the quarter we continued to support NASA with the upcoming STS-116 and STS-118 missions, both scheduled for launch in our 2007 fiscal year, however, delays in the shuttle manifest and unmanned vehicle launch schedules continued to impact revenue for the fourth quarter as it did throughout the year.”

Year End Results

SPACEHAB’s net loss for fiscal 2006 was $12.4 million, or $0.97 per share, on revenue of $50.7 million compared to a net income of $5.2 million, or $0.37 per share, on revenue of $59.4 million. Year end results include a non-cash charge of $6.3 million as the Company wrote down the book value of one of its two pressurized space shuttle modules and changed the depreciable life of its remaining space shuttle assets to align with NASA’s current launch manifest that anticipates retiring the space shuttle fleet at the end of 2010. Included in the prior year results was a recovery of $8.2 million from NASA in partial indemnification for losses the Company sustained in the Space Shuttle Columbia tragedy in February 2003.

Liquidity

SPACEHAB’s cash and short-term investments were approximately $6.3 million as of June 30, 2006. Current liabilities decreased to $17.9 million at June 30, 2006 compared to $20.4 million at June 30, 2005 due to reductions in accounts payable and accrued expense. As of year end SPACEHAB carried a contract backlog of $57.0 million which represents the expected value of contractually-committed work, portions of which are subject to the space shuttle’s launch schedule or future government funding decisions.

Update of Ongoing Operations

During the recently completed fiscal year 2006, SPACEHAB continued to support manned and unmanned missions to space through its three major business units, assisting both commercial and government initiatives. SPACEHAB Flight Services provided a commercial deployable cargo carrier on NASA’s second return-to-flight mission, STS-114, that is now permanently attached to the International

Space Station serving as a spare parts platform. Work continued on the STS-121 and 116 missions with new work commencing on the STS-118 flight. Subsequent to year end, the STS-121 mission, which utilized a returnable version of the Company’s cargo carrier, launched and concluded successful space station resupply activities.

The STS-116 and 118 missions are using the Company’s cargo pallets – one set for permanent deployment and attachment to the space station – but also utilize SPACEHAB’s patented module system which will transport thousands of pounds of equipment and provisions, much of it transferred to the space station for use by the astronaut crews that live for extended periods in space.

Astrotech Space Operations provides support necessary for its customers to successfully process their spaceflight hardware for launch, including advanced planning; use of unique facilities; and spacecraft checkout, fueling, encapsulation, transport, and remote control through launch. Astrotech supported the processing of eight spacecraft during fiscal 2007 with four of those launching in the fourth quarter. The Astrotech team located in Florida was instrumental in the successful liftoff of NASA’s GOES-N, an earth monitoring satellite, while the California teams at Sea Launch and Vandenberg Air Force Base assisted payload processing and launch activities of the Galaxy 16 as well as NASA’s CloudSat and CALIPSO spacecraft, respectively. This business unit also captured over $7.0 million in new business during the fiscal year with an additional contract subsequent to year end.

SPACEHAB Government Services continues its exceptional support to NASA’s International Space Station program, primarily in the areas of configuration and data management supporting the final acceptance of space station hardware and software for NASA and the sixteen international partners. The Company is actively pursuing an additional NASA contract in a subcontractor role to support configuration management initiatives.

Conference Call

SPACEHAB will host a conference call at 10:00 a.m. Central time following the earnings release. During the call management will discuss the Company’s year end and fourth quarter financial results as well as other recent and potential future developments relating to SPACEHAB. To participate on the call please dial 877.502.9274 (domestic calls) or 913.981.5584 (international calls). A taped replay will be available following the conference call until 11:59 p.m. Eastern time on September 6, 2006 at 888.203.1112 (domestic calls) or 719.457.0820 (international calls) via access code 5271147. To hear a replay of the call via the Internet, visit the Investor Information section of the SPACEHAB website at www.spacehab.com. This audio archived webcast of the conference call is available on the Company website for approximately one year.

About SPACEHAB, Incorporated

SPACEHAB, Incorporated (www.spacehab.com) is a leading provider of commercial and government space services with three primary business units. The Flight Services business unit develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA’s Space Shuttles for Space Station resupply and research purposes. SPACEHAB’s Astrotech subsidiary provides payload processing support services for both commercial and government customers at company-owned facilities in Florida and California. The Company’s Government Services business unit supports NASA’s Johnson Space Center providing configuration management, product engineering, and support services for both the Space Station and Space Shuttle programs. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

Tables follow

SPACEHAB, INCORPORATED AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2006	2005	2006	2005
Revenue	$14,568	$18,958	$50,746	$59,401
Costs of revenue	10,592	14,566	46,855	47,158

Gross profit	3,976	4,392	3,891	12,243

Operating expenses
Selling, general and administrative	2,814	2,827	10,672	9,383
Research and development	108	40	410	77
Nonrecurring charge, loss of Research Double Module	—	500	—	(7,744)

Total operating expenses	2,922	3,367	11,082	1,716

Income (loss) from operations	1,054	1,025	(7,191)	10,527
Interest expense	(1,083)	(1,417)	(5,511)	(5,716)
Interest and other income (expense), net	77	171	337	292

Income (loss) before income taxes	48	(221)	(12,365)	5,103
Income tax (expense) benefit	—	301	(32)	146

Net income (loss)	$48	$80	$(12,397)	$5,249

Income (loss) per share
Net income (loss) per share – basic	$0.00	$0.01	$(0.97)	$0.42

Shares used in computing net income (loss) per share – basic	12,819,906	12,644,358	12,743,533	12,613,491

Net income (loss) per share – diluted	$0.00	$0.01	$(0.97)	$0.37

Shares used in computing net income (loss) per share – diluted	14,213,185	14,163,713	12,743,533	14,190,281

SPACEHAB, INCORPORATED AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2006	June 30, 2005
ASSETS
Cash, restricted cash and investments	$6,317	$8,297
Accounts receivable, net	11,379	16,906
Property, plant, and equipment, net	61,637	73,647
Other assets, net	6,117	3,101

Total assets	$85,450	$101,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	17,922	20,461
Long-term liabilities	64,719	66,693
Stockholders’ equity	2,809	14,797

Total liabilities and stockholders’ equity	$85,450	$101,951

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